Exhibit 99.1

NII HOLDINGS ANNOUNCES CHANGES TO EXECUTIVE MANAGEMENT TEAM

RESTON, Va. - December 16, 2013 - NII Holdings, Inc. [NASDAQ: NIHD], a provider of differentiated mobile communication services operating under the Nextel brand in Latin America, today, announced changes to its management team, effective immediately. Peter Foyo, formerly President of Nextel Mexico, will become Executive Vice President of Business Development for NII Holdings, based at the company’s headquarters in Reston, Virginia. John McMahon will act as Interim President of Nextel Mexico while the company conducts a search for a permanent replacement for Mr. Foyo. Mr. McMahon will also continue in his current role as Executive Vice President, Southern Cone, responsible for the company’s operations in Argentina and Chile. In addition, David Truzinski, currently Chief Information Officer, will take on the additional role of Chief Digital Officer of the company where he will be responsible for developing strategies to enhance its customers’ digital experience and allow the company to engage with its customers more effectively across the digital landscape.

"The changes we are making to our management team are all part of our broader strategy to position our company to drive profitable growth," said Mr. Shindler, Chief Executive Officer of NII Holdings. "Peter Foyo has been a key leader in our business, running the Mexico operation for 15 years and building the business from a start-up operation, to one that serves over 3.5 million subscribers and generates approximately $2 billion in annual revenues. I look forward to working with Peter to help us identify and pursue new opportunities that support our growth strategy."

Mr. Shindler added, "John McMahon has also been an integral part of our executive leadership team at NII for 14 years and has extensive knowledge of our operations having served as our Executive Vice President of Operations and most recently as our Executive Vice President of Southern Cone, overseeing our operations in Argentina and Chile. With his strong leadership skills and knowledge of operational best practices, I am confident that John will lead the Mexico organization successfully as we pursue our growth goals for 2014."

"In his additional role as Chief Digital Officer, Dave Truzinski will lead a more coordinated and comprehensive digital strategy for our organization designed to expand and deepen our connection with our customers. His cutting-edge thinking, background and expertise will help us drive even greater innovation in this arena," said Shindler.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII, operating under the Nextel brand in Brazil, Mexico, Argentina and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect and International Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., and are used by NII's subsidiaries under license in Latin America.

Visit NII Holdings' news room for news and to access our markets' news center at www.nii.com/newsroom.

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release regarding expectations, including forecasts regarding operating results, performance assumptions and estimates relating to restructuring costs and capital requirements, as well as other statements that are not historical facts, are forward-looking statements. When used in this press release, these forward-looking statements are generally identified by the words or phrases would be, will allow, expects to, will continue, is anticipated, estimate, project or similar expressions. While the Company provides forward-looking statements to assist in the understanding of its anticipated future financial performance, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this report. Forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any updates to forward-looking statements to reflect events after the date of this report, including unforeseen events. We have included risk factors and uncertainties that might cause differences between anticipated and actual future results in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time with the Securities and Exchange Commission.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA 20190 (703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com